Exhibit 99.1 FOR IMMEDIATE RELEASE WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2015 FIRST QUARTER FINANCIAL RESULTS Reconciliation of non-GAAP financial measures, including FFO, Core FFO, Property NOI and EBITDA are included in the accompanying financial tables. Virginia Beach, VA – May 12, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its first quarter ended March 31, 2015. 2015 First Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)  Total revenue increased 57.0% to $5.8 million.  Property Net Operating Income (“NOI”) increased by 38.6%, or $1.1 million.  Average rental rate increase on renewals signed during the quarter was 9.65%.  Occupancy rate improved to 95.8% at March 31, 2015, compared with 94.2% at March 31, 2014.  During the quarter, the Company completed the acquisition of an additional 122,259 square feet of gross leasable area and 2.47 acres of undeveloped land.  Announced the completion of a Series C Mandatorily Convertible Preferred Stock (“Series C Preferred Stock”) private placement transaction for $93 million, which generated gross proceeds of $90 million and the cancelation of $3 million in existing convertible debt. Concurrently, the Company reduced the monthly dividend payable to common shareholders from $0.035 per share to approximately $0.0175 per share commencing with the April 2015 dividend.  As of March 31, 2015, Wheeler’s property portfolio included 32 properties with a gross leasable area of 2,029,073 square feet and seven undeveloped properties totaling approximately 66 acres of land. As of March 31, 2014, the Company owned 22 properties with a gross leasable area of 1,284,022 square feet and owned no undeveloped properties. Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We continue to take advantage of an unparalleled time to acquire ‘necessity-based’ retail focused properties at favorable rates that we believe will ultimately generate strong returns for our shareholders. Our gross leasable area increased by 58.0% at a high utilization rate, and our leasing division and property management teams remain proactive in their approach to maximizing each property’s value. We believe that our continued efforts to work with the tenants in our centers to seek ways to help improve their business will help increase the revenue potential at each of our locations.” Mr. Wheeler concluded, “During the quarter, we also completed a transformational private placement transaction that will help fuel our continued growth. At the time of the transaction, Wheeler had seven properties either under contract or subject to signed letters of intent to acquire. Upon closing of the potential acquisitions, the company believes it will substantially increase net operating income while also accelerating our ability to achieve proper scale. We implemented a revised dividend that will afford the Company

Wheeler Real Estate Investment Trust, Inc. Page 2 May 12, 2015 the means to maintain what we believe to be a conservative payout level as we realign our balance sheet and become better positioned for long-term growth. The proceeds from this transaction will allow our Company to continue to take advantage of a strong pipeline of stable, ‘necessity based’ properties located in secondary and tertiary markets at highly desirable cap rates. In the coming months we expect to be aggressive in our acquisition strategy, while still adhering to our core competencies of high-touch, effective management in the retail sector.” 2015 First Quarter Financial and Operational Review  For the first quarter of 2015, total revenue increased by approximately 57.0% to $5.8 million, compared with total revenue of $3.7 million for the same prior year period.  Net loss attributable to Wheeler REIT common shareholders for the three months ended March 31, 2015 was $6.3 million, or $0.80 per basic and diluted share, compared to a net loss of $1.2 million or $0.17 per basic and diluted share, during the same 2014 period. The increase in net loss for the first quarter 2015 was due to an increase in general and administrative expenses as a result of the internalization of Wheeler Interests, LLC, Wheeler Real Estate, LLC and WHLR Management, LLC (the “Operating Companies”); depreciation and amortization; and preferred stock dividend payments from the offerings completed in April 2014, September 2014 and March 2015.  Wheeler reported Funds From Operations (“FFO”) available to common shareholders and holders of OP Units for the three months ended March 31, 2015 of ($986,705), or ($0.20) per share of common stock and OP Unit, compared to $539,714, or $0.05 per share of common stock and OP unit for the prior year period.  Total Core FFO for the three months ended March 31, 2015 was ($1.03 million), or ($0.09) per share of common stock and OP Unit, compared to $619,538, or $0.07 per common share and OP Unit for the same period of the prior year.  NOI increased by 38.6% to $3.8 million for the three months ended March 31, 2015, as compared to NOI of $2.7 million for the prior year period.  Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $2.1 million for the three months ended March 31, 2015, as compared to $2.0 million of EBITDA for the three months ended March 31, 2014.  In March 2015, the Company sold 93,000 shares of Series C Preferred Stock to accredited investors in a private placement transaction that resulted in gross proceeds of $90 million and the cancelation of $3 million in existing convertible debt. Wheeler intends to use the proceeds for future acquisitions and general working capital. The Series C Preferred Stock will receive a dividend that mirrors the dividend payable on the Company’s common stock until conversion, which is subject to shareholder approval. Common shareholders will vote on conversion at the Company’s next annual shareholder meeting which is set to occur June 4, 2015. Acquisition Activity  On January 9, 2015, the Company acquired 0.47 acres of undeveloped land in Virginia Beach, Virginia. The land will be used for a future development project and was acquired for approximately $1.6 million, of which $150,000 was paid for in cash with the remaining balance to be paid in UPREIT shares on the earlier of the one year anniversary of the acquisition or completion of any development projects on the property.

Wheeler Real Estate Investment Trust, Inc. Page 3 May 12, 2015  On January 14, 2015, the Company closed on the acquisition of Pierpont Centre, a 122,259 square foot shopping center located in Morgantown, West Virginia. The property is 100% leased and was acquired using a combination of cash and bank debt. Major tenants include GNC, Hallmark, Michael’s, Ruby Tuesday and Outback Steakhouse.  On March 13, 2015, the Company announced it had entered a contract to acquire, Beaver Ruin Village, a 74,038 square foot shopping center located in Lilburn, Georgia. The Company will purchase the property for $12.4 million, or approximately $166.81 per square foot, using a combination of cash and bank debt. The Company expects to complete the acquisition in the three months ending June 30, 2015.  On March 26, 2015, the Company entered into a contract to acquire Washington Square, a 261,566 square foot shopping center located in Washington, North Carolina. The Company will purchase the property for $20.0 million, or approximately $76.46 per square foot, using a combination of cash and debt.  On March 26, 2015, the Company entered a contract to acquire Beaver Ruin II Village, a 34,925 square foot shopping center located in Lilburn, Georgia. The Company will purchase the property for approximately $4.4 million, or $125.27 per square foot, using a combination of cash and bank debt.  On March 27, 2015, the Company acquired Brook Run Properties, a 2.0 acre parcel of undeveloped land in Richmond, Virginia. The Company purchased the property for $300,000, which Wheeler intends to lease to an affiliated shopping center. Leasing Review  The Company executed ten renewals totaling 88,825 square feet at a weighted-average increase of $0.92 per square foot for the three months ended March 31, 2015, representing an increase of 9.65% over prior rates.  Approximately 10.51% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending March 31, 2016. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements. Balance Sheet Summary  The Company’s cash and cash equivalents increased to $81.0 million at March 31, 2015, compared to $10.0 million at December 31, 2014, primarily as a result of the completion of the Series C Preferred Stock private placement transaction.  Wheeler’s net investment properties as of March 31, 2015 were valued at $163.3 million, as compared to $152.3 million as of December 31, 2014.  The Company’s total fixed-rate debt was $147.6 million at March 31, 2015, compared to $141.5 million at December 31, 2014. Wheeler’s weighted-average interest rate and term of the Company’s fixed-rate debt was 5.00% and 6.11 years, respectively, at March 31, 2015, compared to 5.14% and 6.04 years, respectively, at December 31, 2014. Dividend Distribution

Wheeler Real Estate Investment Trust, Inc. Page 4 May 12, 2015  For the three months ended March 31, 2015 the Company declared $992,883 in dividend payments for common shareholders and unitholders.  For the three months ended March 31, 2015, the Company declared approximately $1.3 million in dividends to the Series A, Series B and Series C preferred shareholders. Subsequent Events  On April 1, 2015, the Company completed the acquisition of Alex City Marketplace, a 164,717 square foot grocery-anchored shopping center located in Alexander City, Alabama for $10.25 million, or approximately $62 per square foot. Consideration for the acquisition consisted of a combination of cash and bank debt. The property is currently 98.3% leased, and its major tenants include Dollar Tree, Goody’s, Verizon Wireless, Advance America, Subway and Cato Fashion.  On April 15, 2015, Wheeler closed on the acquisition of Butler Square, an 82,400 square foot shopping center located in Mauldin, South Carolina. The Company purchased the property for $9.4 million, or approximately $114 per square foot, using a combination of cash and bank debt. Supplemental Information Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended March 31, 2015, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us. About Wheeler Real Estate Investment Trust, Inc. Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery- anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. . For additional information about the Company, please visit: www.whlr.us. Financial Information A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us. FFO, Core FFO, Property NOI and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, Core FFO, Property NOI and EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Wheeler Real Estate Investment Trust, Inc. Page 5 May 12, 2015 Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non- recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses Core FFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI and EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs. Forward-Looking Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) potential increase in revenue potential at the Company’s properties due to its efforts assisting tenants to improve their business; (iii) the Company’s ability to complete the acquisitions of Beaver Ruin Village, Beaver Ruin Village II, Brook Run Properties, Washington Square and other future acquisitions of properties; (iv)the ability to lease the Brook Run properties to an affiliated shopping center; (v) the ability to lease the Brook Run properties to an affiliated shopping center; (vi) the anticipated renewals of the Company’s existing leases at amounts and terms comparable to existing leases; (vii) the Company’s ability to use proceeds from the private placement transaction to obtain properties at desirable capital rates; (viii) the anticipated implementation of the Company’s acquisition strategy; (ix) payment of future dividends on the Company’s preferred stock and common stock; (x) the use of proceeds from the private placement transaction for future acquisitions; and (xi) the anticipated development of the 0.47 acres of undeveloped land in Virginia Beach, Virginia. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:  the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;  uncertainties related to the national economy, the real estate industry in general and in our specific markets;  legislative or regulatory changes, including changes to laws governing REITs;  adverse economic or real estate developments in Virginia, Florida, Alabama, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, Kentucky, West Virginia or Oklahoma;  increases in interest rates and operating costs;  inability to obtain necessary outside financing;  litigation risks;

Wheeler Real Estate Investment Trust, Inc. Page 6 May 12, 2015  lease-up risks;  inability to obtain new tenants upon the expiration of existing leases;  inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and  the need to fund tenant improvements or other capital expenditures out of operating cash flow. CONTACT: -OR- INVESTOR RELATIONS: Wheeler Real Estate Investment Trust, Inc. The Equity Group Inc. Robin Hanisch Terry Downs Corporate Secretary Associate (757) 627-9088 / robin@whlr.us (212) 836-9615 / tdowns@equityny.com Laura Nguyen Adam Prior Director of Marketing Senior Vice-President (757) 627-9088 (212)836-9606 lnguyen@whlr.us aprior@equityny.com

Wheeler Real Estate Investment Trust, Inc. Page 7 May 12, 2015 Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Condensed Consolidated Statements of Operations Three Months Ended March 31, 2015 2014 (unaudited) REVENUE: Rental revenues $ 4,380,605 $ 2,948,810 Asset management fees 212,298 - Commissions 108,893 - Tenant reimbursement and other income 1,050,345 715,342 Total Revenue 5,752,141 3,664,152 OPERATING EXPENSES: Property operations 1,632,179 923,182 Non-REIT management and leasing services 369,775 - Depreciation and amortization 3,236,484 1,785,602 Provision for credit losses 47,198 - Corporate general & administrative 2,311,230 832,318 Total Operating Expenses 7,596,866 3,541,102 Operating Loss (1,844,725) 123,050 Interest expense (2,378,464) (1,368,938) Net Loss (4,223,189) (1,245,888) Less: Net loss attributable to noncontrolling interests (462,376) (87,252) Net Loss Attributable to Wheeler REIT (3,760,813) (1,158,636) Preferred stock dividends (2,502,223) (40,703) Net Loss Attributable to Wheeler REIT Common Shareholders $ (6,263,036) $ (1,199,339) Loss per share: Basic and Diluted $ (0.80) $ (0.17) Weighted-average number of shares: Basic and Diluted 7,806,467 7,185,550

Wheeler Real Estate Investment Trust, Inc. Page 8 May 12, 2015 Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Condensed Consolidated Balance Sheet March 31, 2015 December 31, 2014 (unaudited) ASSETS: Investment properties, net $ 163,265,867 $ 152,250,986 Cash and cash equivalents 80,958,326 9,969,748 Rents and other tenant receivables, net 2,114,898 1,985,466 Goodwill 7,004,072 7,004,072 Deferred costs and other assets, net 34,661,026 29,272,096 Total Assets $ 288,004,189 $ 200,482,368 LIABILITIES: Loans payable $ 147,634,250 $ 141,450,143 Accounts payable, accrued expenses and other liabilities 7,211,725 5,908,798 Total Liabilities 154,845,975 147,358,941 Commitments and contingencies - - Series C mandatorily convertible cumulative preferred stock (no par value, 100,000 shares authorized, 93,000 and no shares issued and outstanding, respectively) 87,510,354 - EQUITY: Series A preferred stock (no par value, 4,500 shares authorized, 1,809 shares issued and outstanding, respectively) 1,458,050 1,458,050 Series B preferred stock (no par value, 3,000,000 shares authorized, 1,595,900 and 1,648,900 shares issued and outstanding, respectively) 36,608,768 37,620,254 Common stock ($0.01 par value, 75,000,000 shares authorized, 7,841,196 and 7,512,979 shares issued and outstanding, respectively 78,411 75,129 Additional paid-in capital 32,197,918 31,077,060 Accumulated deficit (34,607,083) (27,660,234) Total Shareholders' Equity 35,736,064 42,570,259 Noncontrolling interests 9,911,796 10,553,168 Total Equity 45,647,860 53,123,427 Total Liabilities and Equity $ 288,004,189 $ 200,482,368

Wheeler Real Estate Investment Trust, Inc.
May 12, 2015
Page 9

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited)

	Three Months Ended March 31,							
	Same Stores		New Stores		Total		Period Over Period Changes	
	2015	2014	2015	2014	2015	2014	$	%
Net income (loss)	$ (2,670,515)	$ (1,245,888)	$(1,552,674)	$ -	$ (4,223,189)	$ (1,245,888)	$ (2,977,301)	(238.97%)
Depreciation of real estate assets	1,648,782	1,785,602	1,587,702	-	3,236,484	1,785,602	1,450,882	81.25%
Total FFO	$ (1,021,733)	$ 539,714	$ 35,028	$ -	$ (986,705)	$ 539,714	$ (1,526,419)	(282.82%)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Core Funds From Operations (Core FFO)
(unaudited)

	Three Months Ended March 31,	
	2015	2014
Total FFO	$ (986,705)	$ 539,714
Preferred stock dividends	(2,502,223)	(40,703)
Preferred stock accretion adjustments	1,211,202	—
Total FFO available to common shareholders and common unitholders	(2,277,726)	499,011
Acquisition costs	653,242	57,000
Share-based compensation	45,000	—
Loan cost amortization	486,198	86,831
Above (below) market lease amortization	195,729	(23,304)
Tenant improvement reserves	(59,500)	—
Recurring capital expenditures	(71,400)	—
Total Core FFO	$ (1,028,457)	$ 619,538
Weighted Average Common Shares	7,806,467	7,185,550
Weighted Average Common Units	3,540,576	2,008,338
Total Common Shares and Units	11,347,043	9,193,888
FFO per Common Share and Common Units	$ (0.20)	$ 0.05
Core FFO per Common Share and Common Units	$ (0.09)	$ 0.07

Wheeler Real Estate Investment Trust, Inc. Page 10 May 12, 2015 Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Property Net Operating Income Three Months Ended March 31, 2015 2014 (unaudited) Property revenues $ 5,430,950 $3,664,152 Property expenses 1,632,179 923,182 Property Net Operating Income 3,798,771 2,740,970 Asset Management and Commission Revenues 321,191 - Non-REIT management and leasing services 369,775 - Depreciation and amortization 3,236,484 1,785,602 Provision for credit losses 47,198 - Corporate general & administrative 2,311,230 832,318 Total Other Operating Expenses 5,964,687 2,617,920 Interest expense 2,378,464 1,368,938 Net Loss $(4,223,189) $(1,245,888) Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA ( (unaudited) Three Months Ended March 31, 2015 2014 (unaudited) Net Loss $ (4,223,189) $ (1,245,888) Add back: Depreciation and amortization (1) 3,918,411 1,849,129 Interest Expense 2,378,464 1,368,938 EBITDA $ 2,073,686 $ 1,972,179 (1) Includes loan cost amortization and above (below) market lease amortization.